EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports, dated February 25, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Rent-A-Center, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the following Registration Statements of Rent-A-Center, Inc. and Subsidiaries:

File    Effective
Form Type       Number             Date

Form S-8    333-62582     06/08/2001
Form S-8    33-98800    11/21/1996
Form S-8    333-53471    05/22/1998
Form S-8    333-66645    11/02/1998
Form S-8    333-40958    07/07/2007
Form S-8    333-32296    03/13/2000
Form S-8    333-136615    08/14/2006
Form S-8    333-139792    01/04/2007
Form S-8    333-145121    08/03/2007
Form S-8    333-171926    01/28/2011

/s/ Grant Thornton LLP

Dallas, Texas
February 25, 2013